SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

CHECK THE APPROPRIATE BOX:
{ } Preliminary Information Statement

{ } Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d))

{x} Definitive Information Statement

TASCO HOLDINGS INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

PAYMENT OF FILING FEE (Check The Appropriate Box):

{x}	No fee required.

{ }	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A in aggregate cash to be received by Registrant (rule 240.0-11(c)(2)).

	4)	Proposed maximum aggregate value of transaction: _______________________

{ }
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:____

	2)	Form, Schedule, or Registration Statement No.:___

	3)	Filing Party:___

	4)	Date Filed:___

SPECIAL NOTE: THIS FILING IS MADE SOLELY IN ORDER THAT THE REGISTRANT MAY CORRECT CERTAIN TYPOGRAPHICAL ERRORS CONTAINED IN THAT INFORMATION STATEMENT FILED BY THE REGISTRANT ON JULY 25, 2006, WHICH WAS FILED IN ERROR AS A PRELIMINARY INFORMATION STATEMENT.

TASCO HOLDINGS INTERNATIONAL, INC.
8885 Rehco Road, San Diego, California 92121
San Diego, California 92121

August 1, 2006

To all stockholders of Tasco Holdings International, Inc.:

The attached Information Statement is being delivered to you pursuant to Regulation 14C of the Securities Exchange Act of 1934 (the Exchange Act). Further, this Information Statement is circulated to advise the stockholders of an action already taken by a majority of stockholders in accordance with the requirements of Section 14(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 14(f) there4under. Pursuant to Rule 14c-2 under the Exchange Act, the proposals described herein will not be effective until 20 days after the date of this Information Statement is mailed to stockholders. Therefore, this Information Statement is being sent to you for informational purposes only. A copy of our Form 10-KSB for our fiscal year ending September 30, 2005 is attached to this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY
The action to be effective twenty days after the mailing of this Information Statement is as follows:

(A)    the proposal to approve the proposed amendment to Article Four of the Company's Articles of Incorporation so that, as amended, the amount of the Company's authorized common stock will be increased from 80,000,000 shares to 100,000,000 shares;

(B)    the proposal to approve the amendment to Article One of the Company's Articles of Incorporation to change the Company's name from Tasco Holdings International, Inc. to Bio-Matrix Scientific Group, Inc.;

(C) the proposal to elect Dr. David R. Koos and Brian Pockett as Directors of the Company; and

(D) the proposal to adopt a Code of Ethics.

The attached Information Statement is being mailed on or about August 1, 2006 to all shareholders of record on July 24, 2006 of Tasco Holdings International, Inc., a Delaware corporation (the Company) in connection with the above proposals and pursuant to Rule 14c-2 of the Exchange Act. The Company has 12,780,000 shares of its common stock outstanding.

The Information Statement also constitutes notice to the Company's stockholders of the taking of corporate action by written consent of the stockholders, as required by Section 228(d) of the Delaware General Corporation Law. I encourage you to read the Information Statement, including the exhibits thereto, thoroughly, but you need not take any action at this time. No vote will take place because all required stockholder approvals have been obtained. The Stockholders' Meeting will be held on August 1, 2006 at the Company's offices at 10:00 A.M., P.D.T., at 8885 Rehco Road, San Diego, California 902121.

Sincerely,

By: /s/ David R. Koos
Dr. David R. Koos
Chairman and Chief Executive Officer

San Diego, California
July 24, 2006

TASCO HOLDINGS INTERNATIONAL, INC.
8885 Rehco Road, San Diego, California 92121
San Diego, California 92121

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Summary does not contain all the information that is important to you.

On July 24, 2006, the Board of Directors of the Company voted to approve the following:

(A)    the proposal to approve the proposed amendment to Article Four of the Company's Articles of Incorporation so that, as amended, the amount of the Company's authorized common stock will be increased from 80,000,000 shares to 100,000,000 shares;

(B)    the proposal to approve the amendment to Article One of the Company's Articles of Incorporation to change the Company's name from Tasco Holdings International, Inc. to Bio-Matrix Scientific Group, Inc.;

(C) the proposal to elect Dr. David R. Koos and Brian Pockett as Directors of the Company; and

(D) the proposal to adopt a Code of Ethics.

THE COMPANY HAS NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT AND, IF GIVEN OR MADE, YOU MUST NOT RELY UPON SUCH INFORMATION OR REPRESENTATION AS HAVING BEEN AUTHORIZED BY US OR BY ANY OTHER PERSON.

The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the Exchange Act) and in accordance with the Exchange Act, the Company files reports, proxy statements, and other information with the U.S. Securities and Exchange Commission (the Commission). You may inspect and copy of the reports, proxy statements, and other information filed by us with the Commission at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and as well as the Commission's Regional Offices. You may also call the Commission at 1-800-SEC-0330 for more information about the public reference room, how to obtain copies of documents by mail or how to access documents electronically on the Commission's Web Site at ( http://www.sec.gov ). A copy of our Form 10-KSB for our fiscal year ending September 30, 2005 is attached to this Information Statement.

SUMMARY

The following is a summary of certain information contained elsewhere in this Information Statement. Reference is made to, and this Summary is qualified in its entirety by the more detailed information contained in this Information Statement and the attached annexes. Unless otherwise defined, capitalized terms used in this Summary have the meanings ascribed to them elsewhere in this Information Statement. You are urged to read this Information Statement and the Annexes in their entirety.

THE STOCKHOLDER
CONSENT STOCKHOLDER VOTES WILL NOT BE SOLICITED. The General Corporation Law of Delaware allows the Company to take the following actions as authorized by a resolution adopted by the holders of the majority of our outstanding stock entitled to vote thereon. The proposals to be submitted to the stockholders at the stockholders' meeting are as follows: (A) the proposal to increase the Company's authorized common stock (par value $0.001) from 80,000,000 shares to 100,000,000 shares; (B) the proposal to approve the amendments to the Company's Certificate of Incorporation to change the Company's name from Tasco Holdings International, Inc. to Bio-Matrix Scientific Group, Inc.; (C) the proposal to elect Dr. David R. Koos and Brian Pockett as Directors of the Company; and (D) the proposal to adopt a Code of Ethics (as set forth on Exhibit A attached hereto).

Bio-Matrix Scientific Group, Inc., as Delaware corporation (a stockholder of the Company that intends to change its name to BMSG Holdings, Inc. upon approval Proposal “B”) owns 10,000,000 of the 12,780,000 shares of the Company's common stock outstanding or about 78% of the Company's common stock intends to vote in favor of the proposals described in this Information Statement. As a result, no other shareholder will have any ability to amend or withhold the adoption of the proposals described in this Information Statement.
THE COMPANY
Tasco Holdings International, Inc. on July 3, 2006, the Company completed the acquisition of all of the outstanding common stock of Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary”) as a means of entering into the business then conducted by the Subsidiary. The Subsidiary is a developmental stage company with no existing sales revenues and since its formation on August 1, 2005, the Subsidiary has devoted its resources primarily to developing facilities to be used for the cryogenic storage of stem cells and the development of medical devices used in live tissue transfer and stem cell research. (See “Factors That May Affect Future Results.”)

CHANGE OF THE
COMPANY'S NAME
Article One of the Company's Certificate of Incorporation states the name of this Corporation is “Tasco Holdings International, Inc. The Company's Board of Directors has selected the name Bio-Matrix Scientific Group, Inc.” as the Company's new name. This corporate name is used by the Company's Subsidiary, which is a Nevada corporation. The Company believes the change of the Company's name better reflects its new business plan and the plans that the Company's management team has developed.

ELECTION OF DR. DAVID
R. KOOS AND BRIAN
POCKETT AS DIRECTORS

Dr. David R. Koos and Brian Pockett are proposed to be re-elected as Directors.

Dr. David R. Koos was elected a Director of the Company on June 14, 2006. He has been involved with investment banking, venture capital, and investor relations for the past 20 years. He is currently Chairman, CEO, and acting CFO of Frezer, Inc. and Chief Executive Officer of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the Seller of the Subsidiary that we purchased). He has worked with major Wall Street investment banks and was a Vice-President of Investments with Sutro & Co., Everen Securities, and Dean Witter. Dr. Koos is also the Founder and a Director of Venture Bridge, Inc. and his professional experience includes Co-Founder, Director, President, and Managing Director of Cell Source Research, Inc. He serves concurrently as a Director of Venture Bridge, Inc., a private business development company, President and Managing Director of Cell Source Research, Inc. Dr. Koos is also Chairman and Chief Executive Officer of Frezer, Inc., a publicly held company. Dr. Koos holds a Series 7 and a Series 24 securities licenses. Dr. Koos holds a Ph.D. degree in Economic Sociology, a DBA in Corporate Finance, both from Atlantic International University. In addition, Dr. Koos holds M.A. degree in Economic Sociology from the University of California, Riverside, California and is currently pursuing a Doctor of Business Administration (DBA) degree in Financial Management from Northcentral University.

Mr. Brian Pockett was elected a Director of the Company on June 14, 2006. He has over 29 years of professional experience in operations, marketing, sales, and financial and grant development. He is currently Managing Director and Chief Operating Officer of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the Seller of the Subsidiary that we purchased) and Managing Director and Chief Operating Officer of Frezer, Inc. Mr. Pockett was the Founder of PD&C, a private consulting firm and has served as a consultant to some of the largest companies in North America, including Disney, SONY, Nintendo, Acclaim Entertainment, and UFO. His work has included global distribution, product development, commercialization, investment, and intellectual properties. Mr. Pockett holds a B.A. degree from Azusa Pacific University and a Theology Degree from Crestmont Seminary.

ADOPTION OF CODE
OF ETHICS
The proposal is to adopt a Code of Ethics. The proposed Code of Ethics is shown as Exhibit A. The Company's management believes that the Company and its employees and others will benefit from establishing a strong ethical environment that will be guided by clear moral and ethical values. The Code of Ethics may serve to assist us in understanding our obligations to act responsibly and truthfully in all of our dealings.

THE STOCKHOLDER CONSENT

Section 228 of the General Corporation Law of Delaware permits the holders of a majority of the shares of its outstanding voting stock to approve and authorize actions by written consent of a majority of the shares outstanding as if the action were undertaken at a duly constituted meeting of the Company's shareholders.
The Stockholders' Meeting will be held on August 1, 2006 at the Company's offices at 10:00 A.M., P.D.T., at 8885 Rehco Road, San Diego, California 902121. Bio-Matrix Scientific Group, Inc., a Delaware corporation (a stockholder of the Company that intends to change its name to BMSG Holdings, Inc. upon approval Proposal “B”) owns 10,000,000 of the 12,780,000 shares of the Company's common stock outstanding or about 78% of the Company's common stock intends to vote in favor of the proposals described in this Information Statement. Accordingly, no vote of any other stockholder is necessary and stockholder votes are not being solicited.

Security Ownership of Management and Certain Beneficial Owners

The following table sets forth information relating to the beneficial ownership of the Company's Common Stock by each of the officers and Directors of the Company and by those persons beneficially holding more than 5% of the Company's Common Stock, by the Company's directors and executive officers, and by all the Company's directors and officers as a group as of July 21, 2006. (See “Factors That May Affect Future Results.”)

(1)	(2)	(3)	(4)
Title Of Class	Name And Address Of Beneficial Owner	Amount And Nature Of Beneficial Owner (1)	Percent Of Class(1)(2)
Common Stock	Dr. David R. Koos, CEO, President & Chairman	0	--%
	8885 Rehco Road
	San Diego, California 92121

Common Stock	Brian Pockett, COO, Vice President & Director	0	--%
	8885 Rehco Road
	San Diego, California 92121

Officers and Directors		0	--%
As a Group (2 Persons)

Common Stock	Bio-Matrix Scientific Group, Inc.	10,000,000	78.24%
	1010 University Avenue, Suite 40
	San Diego, California 92103

Footnote:
(1)
"Beneficial Owner" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2)
Percentages are based on 12,780,000 shares outstanding on July 3, 2006. There are no outstanding warrants, rights, or options to purchase the Company's common stock. A former Director, Glen DeVore, owns 550,000 shares or 4.34% of the Company's common stock as of July 21, 2006. In addition, Dr. Koos and Mr. Pockett are Directors of Bio-Matrix Scientific Group, Inc., a Delaware corporation (“BMSG-Delaware” - The company from which we purchased our current Subsidiary.) BMSG-Delaware owns 10,000,000 of the 12,780,000 shares of the Company's common stock outstanding or about 78% of the Company's common stock. Therefore, Dr. Koos and Mr. Pockett indirectly, through their positions as Directors of BMSG - Delaware, are able to effect control over the affairs of the Company.

Executive Compensation

The Company's Board of Directors has authorized the Compensation of its officers with the following cash salaries:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
					Awards Payouts
Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)	Restricted Stock Awards (s) ($) (f)	Securities Underlying Options/ SARs (#) (g)	LTIP Payouts ($) (h)	All Other Compensation ($) (i)

Dr. David R. Koos, CEO, President, & Chairman(1)	2003	$0	$0	$0	$0	0	$0	$0
	2004	$0	$0	$0	$0	0	$0	$0
	2005	$0	$0	$0	$0	0	$0	$0

Brian Pockett, COO, Vice President, & Director(1)	2003	$0	$0	$0	$0	0	$0	$0
	2004	$0	$0	$0	$0	0	$0	$0
	2005	$0	$0	$0	$0	0	$0	$0

Footnotes:

(1) Dr. David R. Koos and Mr. Brian Pockett were elected as officers and Directors of the Company on June 14, 2006 and prior to that date, Dr. Koos served as the sole officer and Director of Bio-Matrix Scientific Group, Inc., a Nevada corporation. The latter is the Subsidiary that we acquired on July 3, 2006.

With respect to cash salaries, the Company may change or increase salaries as the Company's profits and cash flow allow. No other compensation was paid, accrued, earned, or received by any of the Company's officers and directors.

Compensation of Directors

Except as may be approved by the Company's Board of Directors, the Company's Directors are not currently compensated on a regular basis as a director of the Company and each does not receive any re-imbursement for out-of-pocket costs incurred in attending meetings. The Company's compensation policies are subject to change and the Board of Directors may approve or establish such compensation arrangements from time to time as it deems appropriate in view of the Company's requirements.

Directors and Executive Officers

The names and ages of the Directors and Executive Officers of the Company are as follows:

Name	Age	Position
Dr. David R. Koos	48	Chief Executive Officer, President, and Chairman
Brian Pockett	54	Chief Operating Officer, Vice President and Director

Dr. David R. Koos was elected a Director of the Company on June 14, 2006. He has been involved with investment banking, venture capital, and investor relations for the past 20 years. He is currently Chairman, CEO, and acting CFO of Frezer, Inc. and Chief Executive Officer of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the latter is the Seller from which the Company purchased the newly acquired Subsidiary, Bio-Matrix Scientific Group, Inc., a Nevada corporation which was acquired on July 3, 2006). He has worked with major Wall Street investment banks and was a Vice-President of Investments with Sutro & Co., Everen Securities, and Dean Witter. Dr. Koos is also the Founder and a Director of Venture Bridge, Inc. and his professional experience includes Co-Founder, Director, President, and Managing Director of Cell Source Research, Inc. He serves concurrently as a Director of Venture Bridge, Inc., a private business development company, President and Managing Director of Cell Source Research, Inc. Dr. Koos is also Chairman and Chief Executive Officer of Frezer, Inc., a publicly held company. Dr. Koos holds a Series 7 and a Series 24 securities licenses. Dr. Koos holds a Ph.D. degree in Economic Sociology, a DBA in Corporate Finance, both from Atlantic International University. In addition, Dr. Koos holds M.A. degree in Economic Sociology from the University of California, Riverside, California and is currently pursuing a Doctor of Business Administration (DBA) degree in Financial Management from Northcentral University.

Mr. Brian Pockett was elected a Director of the Company on June 14, 2006. He has over 29 years of professional experience in operations, marketing, sales, and financial and grant development. He is currently Managing Director and Chief Operating Officer of Bio-Matrix Scientific Group, Inc., a Delaware corporation (the latter is the Seller from which the Company purchased the newly acquired Subsidiary, Bio-Matrix Scientific Group, Inc., a Nevada corporation which was acquired on July 3, 2006) and Managing Director and Chief Operating Officer of Frezer, Inc. Mr. Pockett was the Founder of PD&C, a private consulting firm and has served as a consultant to some of the largest companies in North America, including Disney, SONY, Nintendo, Acclaim Entertainment, and UFO. His work has included global distribution, product development, commercialization, investment, and intellectual properties. Mr. Pockett holds a B.A. degree from Azusa Pacific University and a Theology Degree from Crestmont Seminary.

The Directors serve until the next annual meeting of shareholders or until their successors are elected.

Interest of Certain Persons in or Opposition to Matters to be Acted Upon

Our current officers and Directors, Dr. David R. Koos and Brian Pockett, do not own any of our common stock. Each, however, is an officer and Director of Bio-Matrix Scientific Group, Inc., a Delaware corporation (“BMSG-Delaware”) (BMSG-Delaware intends to change its name to BMSG Holdings, Inc. upon approval Proposal “B” at the Stockholders' Meeting described in this Information Statement) owns 10,000,000 of the 12,780,000 shares of the Company's common stock outstanding or about 78% of the Company's common stock. Therefore, Dr. Koos and Mr. Pockett indirectly, through their positions as Directors of BMSG-Delaware, are able to effect control over the affairs of the Company.

The Company is not aware of any Director or any other person who opposes the Proposals set forth in this Information Statement or any of the other proposals or any persons who have expressed, in writing, any opposition to the Proposals.

Proposals by Security Holders

The Company's Board of Directors does not know of any matters that are to be presented to the stockholders for their approval and consent pursuant to the written consent of the stockholders other than those referred to in this Information Statement.

Delivery of Documents to Security Holders Sharing an Address

One Information Statement will be delivered to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders. Upon receipt of such notice, the Company will undertake to deliver promptly a separate copy of the Information Statement to the Stockholder at the shared address to which a single copy of the documents was delivered and provide instructions as to how the stockholder can notify the Company that the Stockholder wishes to receive a separate copy of the Information Statement. In the event that a Stockholder desires to provide such a notice to the Company such notice may be given verbally by telephoning the Company's offices at (619) 398-3517, Ext. 308 at the Company's offices located 8885 Rehco Road, San Diego, California 92121. The Stockholders' Meeting will be held on August 1, 2006 at the Company's offices at 10:00 A.M., P.D.T., at 8885 Rehco Road, San Diego, California 92121.

By Order of the Board of Directors

Dr. David R. Koos
CEO, President, & Chairman
July 24, 2006

Factors That May Affect Future Results

As used herein, the term “we,” “us,” “the Company,” and “Tasco,” unless otherwise noted, refers to Tasco Holdings International, Inc., a Delaware corporation and its wholly-owned subsidiary, Bio-Matrix Scientific Group, Inc., a Nevada corporation.

1. Entry into New Business No Revenues from Operation; Risk of Loss. With the close of our acquisition of Bio-Matrix Scientific Group, Inc., a Nevada corporation (the “Subsidiary”) on July 3, 2006, we entered into a new business, namely, the business of our newly acquired Subsidiary. We are a development-stage company. For this reason, the Company faces all of the risks inherent in a new business, coupled with the risks involved in implementing a business plan for a business that is in a new industry. We cannot assure you that our planned business will generate sufficient revenues that will allow us to achieve profitability or if we do achieve profitability, that we can sustain any such revenues with margins and operating levels that will sustain profitability. Investors should be aware that they may lose all or substantially all of their investment.

2. Limited Financial Resources And Need for Additional Financing. The Company's financial resources are limited. The Company needs to obtain additional financing from the sale of the Company's Common Stock, preferred stock, debt, or some combination thereof in order to undertake further business plans. The Company's ability to operate is contingent upon its receipt of additional financing through private placements or by loans. There can be no assurance that if additional funds are required they will be available, or, if available, that they can be obtained on reasonable terms in light of the Company's current circumstances.

3. Limited Trading Market for Common Stock. Our Common Stock is traded on a sporadic and limited basis on the OTC Bulletin Board. As a result, there is only limited liquidity and an investor may find it difficult to liquidate any shares of our Common Stock with any significant volume.

4. Lack of Dividends. The company has not paid dividends and does not contemplate paying dividends in the foreseeable future.

5. Risks of Low Priced Stocks. Limited and sporadic trading for the Company's Common Stock currently exists in the over-the-counter market in the so-called "pink sheets," or the NASD's "Electronic Bulletin Board." Consequently, a shareholder may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's securities. In the absence of a security being quoted on NASDAQ, or the Company having $2,000,000 in net tangible assets, trading in the Common Stock is covered by Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 for non-NASDAQ and non-exchange listed securities. Under such rule, broker/dealers who recommend such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or an annual income exceeding $200,000 or $300,000 jointly with their spouse) must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

Securities are also exempt from this rule if the market price is at least $5.00 per share, or for warrants, if the warrants have an exercise price of at least $5.00 per share. The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under such Act which define a penny stock to be any NASDAQ or non-NASDAQ equity security that has a market price or exercise price of less than $5.00 per share and allow for the enforcement against violators of the proposed rules.

In addition, unless exempt, the rules require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule prepared by the Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer's duties to the customer, a toll-free telephone number for inquiries about the broker/dealer's disciplinary history, and the customer's rights and remedies in case of fraud or abuse in the sale.

Disclosure also must be made about commissions payable to both the broker/dealer and the registered representative, current quotations for the securities, and if the broker/dealer is the sole market-maker, the broker/dealer must disclose this fact and its control over the market.

Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. While many NASDAQ stocks are covered by the proposed definition of penny stock, transactions in NASDAQ stock are exempt from all but the sole market-maker provision for (i) issuers who have $2,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years), (ii) transactions in which the customer is an institutional accredited investor and (iii) transactions that are not recommended by the broker/dealer. In addition, transactions in a NASDAQ security directly with the NASDAQ market-maker for such securities, are subject only to the sole market-maker disclosure, and the disclosure with regard to commissions to be paid to the broker/dealer and the registered representatives.

Finally, all NASDAQ securities are exempt if NASDAQ raised its requirements for continued listing so that any issuer with less then $2,000,000 in net tangible assets or stockholder's equity would be subject to delisting. These criteria are more stringent than the proposed increased in NASDAQ's maintenance requirements.

The Company's securities are subject to the above rules on penny stocks and the market liquidity for the Company's securities could be severely affected by limiting the ability of broker/dealers to sell the Company's securities.

EXHIBIT A

POLICY ON ETHICS AND BUSINESS CONDUCT

Tasco Holdings International, Inc. is committed to always doing the right thing. This is why we have an ethics and compliance program and why we publish this Code of Ethics. The Code is specifically designated to be a part of an effective program to prevent and detect violations of law and moral values.

The values embodied by the Tasco Holdings International, Inc. Code of Ethics are meant to guide the business decisions of the Company.

This Code of Ethics will apply to all officers, directors, and employees of the Company.

Code Of Ethics

1.	We will always be honest and truthful.
2.	We will adhere to the letter and spirit of all applicable laws, rules, and regulations.
3.	We will handle all actual and apparent conflicts of interest between personal and professional dealings in an ethical manner.
4.	All public filings will contain full, fair, accurate, timely, and understandable disclosure.
5.	All public communications will include full, fair, accurate, timely, and understandable disclosure.
6.	All employees will promptly report to the Board of Directors any violations of this Code.
7.	All employees will be held accountable for adherence to this Code. We will protect employees who report violations of this Code from unfair and undue repercussion by those accused.
8.	We will promote and sustain a work environment that fosters mutual respect, openness, and individual integrity.
9.	We will provide high quality products and services.